                                                                    EXHIBIT 11





                 CONSENT OF INDEPENDENT AUDITORS ACCOUNTANTS




The Board of Trustees and Shareholders
   Van Kampen American Capital Pennsylvania Tax Free Income Fund:


We consent to the use of our report included in the Statement of Additional Information which is incorporated by reference into the Prospectus and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Legal Counsel and Independent Accountants" in the Statement of Additional Information.


KPMG Peat Marwick LLP

Chicago, Illinois

April 22, 1997